Exhibit 99.1

Consortium Led by BC Partners Completes Acquisition of PetSmart, Inc.

Company Names Michael J. Massey President and Chief Executive Officer

David K. Lenhardt Steps Down

PHOENIX, ARIZONA – March 11, 2015 – PetSmart, Inc. (“PetSmart” or the “Company”) today announced the completion of its previously announced acquisition by a consortium led by BC Partners and including La Caisse de dépôt et placement du Québec, StepStone and Longview Asset Management. The acquisition was announced on December 14, 2014, and the transaction closed and became effective today.

PetSmart shareholders will receive $83.00 per share in cash, representing a premium of approximately 39% over PetSmart’s unaffected closing share price on July 2, 2014. The transaction was approved by PetSmart stockholders at a special meeting of stockholders held on March 6, 2015. As a result of the completion of the acquisition, the common stock of PetSmart will no longer be listed for trading on NASDAQ and PetSmart expects no further trading after the close of business on March 11, 2015.

“Today is an important day in PetSmart’s history. We are committed to actively investing in long-term growth opportunities for PetSmart and delivering for its customers and their pets for many years to come,” said Raymond Svider, a Managing Partner at BC Partners.

Concurrent with the closing of the transaction, David K. Lenhardt has notified BC Partners that he will step down from his role as PetSmart’s President and Chief Executive Officer. Lenhardt joined PetSmart in 2000, and has served as President and CEO and member of the Board since 2013.

David Lenhardt said, “I have been honored and privileged to lead this great company. My 15-year journey with PetSmart is filled with wonderful memories of our passionate associates who represent the best and brightest in retail.” Lenhardt continued, “I am confident that PetSmart will continue to lead the industry by creating more moments for people to be inspired by pets.”

Effective immediately, PetSmart has named Michael J. Massey as its President and Chief Executive Officer and Raymond Svider as its non-executive Chairman of the Board of Directors. Massey will be based at PetSmart headquarters in Phoenix, Arizona.

Addressing his appointment as CEO, Massey said, “I am honored today to be appointed to this role and look forward to building upon the heritage and reputation that PetSmart has established as the most admired pet retailer. I am excited to work closely with the PetSmart team to bring the brand ever closer to the hearts of Pet Parents everywhere. I’m confident that PetSmart’s future will be one defined by growth, increased opportunities for our team and closer emotional connections with our customers.”

Massey joins PetSmart with over 25 years of experience in the retail industry, with specific expertise in using research and insights to develop a more personalized, holistic customer experience. He most recently served as Chief Executive Officer and President of Collective Brands, Inc., the owner of Payless ShoeSource, where he worked closely with the Payless team to lead the turnaround of its global retail operation, spanning over 4,000 stores in more than 50 countries. Prior to Collective Brands, Inc., he was at The May Department Stores Company. Massey currently serves on the Board of Directors of Office Depot, Inc.

J.P. Morgan Securities LLC is serving as the exclusive financial advisor to PetSmart, and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor. BC Partners and its consortium investors were advised by Simpson Thacher & Bartlett LLP, Ernst & Young, and Teneo Strategy. Citigroup, Barclays, Nomura, Jefferies, Deutsche Bank, Royal Bank of Canada, Macquarie and Natixis have underwritten the debt package to finance the acquisition.

About PetSmart

PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. At PetSmart, we believe pets make us better people. That’s why we create more moments for people to be inspired by pets. This mission impacts everything we do for our customers, the way we support our associates, and how we give back to our communities. We employ approximately 54,000 associates, operate approximately 1,387 pet stores in the United States, Canada and Puerto Rico and approximately 201 in-store PetSmart® PetsHotel® dog and cat boarding facilities. PetSmart provides a broad range of competitively priced pet food and pet products and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp day care services and pet adoption services in-store. Through petsmart.com and pet360.com, we offer the most comprehensive online pet supplies and pet care information in the U.S., and through our in-store pet adoption partnership with independent nonprofit organizations, PetSmart Charities® and PetSmart Charities® of Canada, PetSmart helps to save the lives of more than 400,000 homeless pets each year. In addition, PetSmart supports organizations that make communities a better place to call home through our philanthropy program, PetSmart Gives Back™. By giving back to the communities where we live and work, PetSmart not only celebrates the power of pets to enrich people’s lives—we live it.

About BC Partners

Founded in 1986 as one of the few truly pan-European buy-out investors, BC Partners has grown and evolved into a leader in buy-outs, principally investing in larger businesses in the region and selectively in North America through its established network of offices in London, Paris, Hamburg and New York. BC Partners continues to identify attractive investment opportunities by focusing on the best balance of risk and reward for its investors and is currently advising funds totaling over €12 billion.

Since inception, BC Partners has completed 85 acquisitions with a total enterprise value of €88 billion and has delivered superior returns through economic cycles, demonstrating discipline in bull markets and an ability to invest in attractive opportunities amidst turbulence and recession.

About La Caisse de dépôt et placement du Québec

La Caisse de dépôt et placement du Québec is a long-term institutional investor that manages funds primarily for public and parapublic pension and insurance plans. As at June 30, 2014, it held $214.7 billion in net assets. As one of Canada’s leading institutional fund managers, La Caisse invests in major financial markets, private equity, infrastructure and real estate, globally. For more information: www.lacaisse.com.

About StepStone

StepStone is a global private markets specialist overseeing approximatelyUS$60 billion of private capital allocations, including over US$11 billion of assets under management. The Firm creates customized portfolios for the world’s most sophisticated investors using a highly disciplined research-focused approach that prudently integrates primaries, secondaries, and co-investments.

About Longview

Longview Asset Management is an investment firm that oversees direct public and private investments on behalf of individuals, trusts, and charitable foundations associated with a private family. Longview’s public market investments span a broad range of industries, including health care, manufacturing, aerospace, software, and business and financial services. As a steward of permanent capital with minimal liquidity needs, Longview also works flexibly with management teams and financial sponsors to acquire and hold private businesses, and has completed such investments in a range of industries including banking, manufacturing, direct marketing, food service, education, and hydrocarbon infrastructure.

Forward Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. PetSmart, Inc. (“PetSmart”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain PetSmart stockholder approval or the failure to satisfy any of the other closing conditions, (3) the risks related to the debt financing arrangements entered into in connection with the merger agreement, (4) the risks related to disruption of management’s attention from PetSmart’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of PetSmart to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) the effectiveness of PetSmart’s profit improvement program in reducing costs and increasing profitability, (8) conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events, (9) PetSmart’s ability to compete effectively and maintain PetSmart’s supply chain, (10) PetSmart’s ability to effectively manage its growth and operations, (11) changes in PetSmart’s structure, and (12) changes in the legal or regulatory environment. Additional risks are described under Item 1A, “Risk Factors,” in PetSmart periodic filings with the Securities and Exchange Commission (“SEC”), including PetSmart’s annual report on Form 10-K for the year ended February 2, 2014 filed on March 27, 2014 and in PetSmart’s subsequently filed Form 10-Qs. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. PetSmart does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Source:

PetSmart Inc.

Media Contacts

Teneo Strategy	PetSmart
Jimmy Asci	Michelle Friedman
(202) 352-1829	(602) 478-0788
jimmy.asci@teneostrategy.com	mfriedman@ssg.petsmart.com

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